                                         Exhibit 16

MALONE
& BAILEY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

January 23, 2007

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:Forster Drilling Corporation
  File no. 000-29603

We have read and agree with the statements under Item 4.01 of the Form 8-K report dated January 23, 2007 regarding our firm.

We have no basis to agree or disagree with any other matters reported therein.

/s/Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas